Exhibit 99.1
4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release
PEBBLEBROOK HOTEL TRUST COMPLETES $43.5 MILLION SALE OF CHAMBERLAIN WEST HOLLYWOOD HOTEL

BETHESDA, MD, MAY 28, 2026 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company” or “Pebblebrook”) announced today that on May 27, 2026, it successfully completed the sale of the 115-room Chamberlain West Hollywood Hotel (“Chamberlain”) in Los Angeles, California for $43.5 million to a third party.
For the trailing twelve months ended April 30, 2026, the hotel generated earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of $3.0 million and net operating income (“NOI”) of $2.6 million, assuming a capital reserve of 4.0% of total hotel revenues. The $43.5 million sales price equates to a 14.5x EBITDA multiple and a 5.9% NOI capitalization rate.
Pebblebrook expects to use the sale proceeds for general corporate purposes, with a primary focus on reducing outstanding net debt and preferred equity, opportunistically repurchasing the Company’s common shares, and supporting other high-return capital allocation priorities intended to enhance long-term shareholder value.

Including this transaction and the two strategic dispositions completed in the fourth quarter of 2025, Pebblebrook has completed approximately $160 million of asset sales at attractive private-market values, representing an aggregate 15.4x EBITDA multiple and 4.6% NOI capitalization rate. Since 2021, Pebblebrook has sold over $1.0 billion of properties, demonstrating its continued ability to monetize assets at private-market values and allocate capital toward debt reduction, accretive preferred and common share repurchases and other high-return uses.

Balance Sheet Impact

In connection with the sale, the Company accepted Pebblebrook preferred shares with an aggregate liquidation preference of $33.7 million as partial consideration from the buyer, at an agreed value of approximately $26.1 million. This enabled the Company to retire these preferred shares at a 23% discount to their liquidation preference, further reducing preferred equity outstanding to $720.6 million.

Since late 2025, Pebblebrook has continued its disciplined capital allocation strategy, using net property sales proceeds and free operating cash flow to strengthen its balance sheet and increase long-term per-share value. Over this period, the Company has reduced outstanding debt by nearly $160 million, retired preferred shares with an aggregate liquidation preference of $47 million at an average discount of 23%, and repurchased $62 million of common shares, representing 5.4 million shares at an average price of $11.51 per share. These actions have enhanced financial flexibility, reduced debt and preferred equity obligations, and increased long-term value per share.

Updated 2026 Outlook

To account for the property disposition, Pebblebrook has updated its prior second-quarter and full-year 2026 Outlook, previously provided on April 28, 2026. The Chamberlain has been removed from the Company’s Q2 through Q4 2026 Same-Property Hotel EBITDA and operating metrics, but its EBITDA from operations through the sale date will continue to be included in Adjusted EBITDAre.

The Company’s revised 2026 Outlook is as follows:
	2026 Outlook		Variance to Prior Outlook
	As of 5/28/26		Var to 4/28/26
	($ in millions, except per share data)
	Low	High	Low	High
Net Income/(loss)	($8.2)	$3.8	($2.2)	($2.2)
Adjusted EBITDAre	$334.5	$346.5	($1.5)	($1.5)
Distribution to preferred shareholders and unit holders	$44.9	$44.9	($1.5)	($1.5)
Adjusted FFO	$184.0	$196.0	—	—
Adjusted FFO per diluted share	$1.60	$1.70	—	—

This 2026 Outlook is based, in part, on the following estimates and assumptions:
	2026 Outlook		Variance to Prior Outlook
	As of 5/28/26		Var to 4/28/26
	($ in millions)
	Low	High	Low	High
U.S. Hotel Industry RevPAR Growth Rate	0.0%	2.0%	—	—
Same-Property RevPAR variance vs. 2025	2.75%	4.75%	—	—
Same-Property Total RevPAR variance vs. 2025	3.0%	5.0%	—	—

Same-Property Total Revenue variance vs. 2025	3.1%	5.0%	—	—
Same-Property Total Expense variance vs. 2025	2.4%	3.8%	—	—

Same-Property Hotel EBITDA	$366.5	$378.5	($2.5)	($2.5)

The Company’s revised Q2 2026 Outlook is as follows:
	Q2 2026 Outlook		Variance to Prior Outlook
	As of 5/28/26		Var to 4/28/26
	($ in millions, except per share data)
	Low	High	Low	High
Net Income	$18.8	$22.8	($0.7)	($0.7)
Adjusted EBITDAre	$106.0	$110.0	—	—
Distribution to preferred shareholders and unit holders	$11.1	$11.1	($0.5)	($0.5)
Adjusted FFO	$67.5	$71.5	$0.5	$0.5
Adjusted FFO per diluted share	$0.58	$0.62	—	—

This Q2 2026 Outlook is based, in part, on the following estimates and assumptions:
	Q2 2026 Outlook		Variance to Prior Outlook
	As of 5/28/26		Var to 4/28/26
	($ in millions, except RevPAR)
	Low	High	Low	High
Same-Property RevPAR	$246	$251	$1	$1
Same-Property RevPAR variance vs. 2025	1.0%	3.0%	—	—
Same-Property Total RevPAR variance vs. 2025	1.0%	3.0%	—	—

Same-Property Total Revenue variance vs. 2025	1.0%	3.0%	—	—
Same-Property Total Expense variance vs. 2025	2.3%	3.8%	—	—

Same-Property Hotel EBITDA	$112.7	$116.7	($0.8)	($0.8)

Note: See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), EBITDA for Real Estate (“EBITDAre”), Adjusted EBITDAre, Funds from Operations (“FFO”), FFO per diluted share, Adjusted FFO, and Adjusted FFO per diluted share.

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About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 43 hotels, totaling approximately 10,900 guest rooms across 13 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow @PebblebrookPEB.
This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “estimated” and “will” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. The intended use of proceeds and the amounts comprising the updated 2026 Outlook are forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, the operating performance of our hotels and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.
All information in this press release is as of May 28, 2026. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Co-President and Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit www.pebblebrookhotels.com

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Pebblebrook Hotel Trust
Chamberlain West Hollywood Hotel
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
April 2026 Trailing Twelve Months
(Unaudited, in millions)

Twelve Months Ended
April 30,
2026

Hotel net income	$1.2

Adjustment:
Depreciation and amortization	1.8

Hotel EBITDA	$3.0

Adjustment:
Capital Reserve	(0.4)

Hotel Net Operating Income	$2.6

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.

The Company has presented estimated trailing twelve-month hotel EBITDA and estimated trailing twelve-month hotel net operating income after capital reserves because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use, because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company’s presentation of the hotel’s estimated trailing twelve-month EBITDA and estimated trailing twelve-month net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s estimated trailing twelve-month EBITDA and net operating income after capital reserves calculations to net income in accordance with GAAP. Any differences are a result of rounding.

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Pebblebrook Hotel Trust
Reconciliation of Q2 2026 and Full Year 2026 Outlook Net Income to FFO and Adjusted FFO
(in millions, except per share data)
(Unaudited)

	Three months ending June 30, 2026		Year ending December 31, 2026
	Low	High	Low	High

Net income (loss)	$19	$23	$(8)	$4
Adjustments:
Real estate depreciation and amortization	49	49	196	196
Impairment	1	1	8	8
FFO	$69	$73	$196	$208
Distribution to preferred shareholders and unit holders	(11)	(11)	(45)	(45)
Repurchase of preferred shares	6	6	6	6
FFO available to common share and unit holders	$64	$68	$157	$169
Non-cash ground rent on operating and capital leases	2	2	7	7
Amortization of share-based compensation expense	3	3	10	10
Other	(1)	(1)	10	10
Adjusted FFO available to common share and unit holders	$68	$72	$184	$196

FFO per common share - diluted	$0.56	$0.59	$1.36	$1.47
Adjusted FFO per common share - diluted	$0.58	$0.62	$1.60	$1.70

Weighted-average number of fully diluted common shares and units	115.1	115.1	115.2	115.2

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

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Pebblebrook Hotel Trust
Reconciliation of Q2 2026 and Full Year 2026 Outlook Net Income to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending June 30, 2026		Year ending December 31, 2026
	Low	High	Low	High

Net income (loss)	$19	$23	$(8)	$4
Adjustments:
Interest expense and income tax expense	33	33	119	119
Depreciation and amortization	49	49	196	196
EBITDA	$101	$105	$307	$319
Impairment	1	1	8	8
EBITDAre	$102	$106	$315	$327
Non-cash ground rent on operating and capital leases	2	2	7	7
Amortization of share-based compensation expense	3	3	10	10
Other	(1)	(1)	3	3
Adjusted EBITDAre	$106	$110	$335	$347

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

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Considerations Regarding Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.
Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, Depreciation, and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

EBITDA for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted FFO and Adjusted EBITDAre because it believes that adjusting FFO and EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO and Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders and EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted FFO and Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Early extinguishment of debt and deferred tax benefit: The Company excludes these items because the Company believes that including these adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company and its hotels.
- Gain on insurance settlement, amortization of share-based compensation expense, hurricane-related costs and unrealized loss on investment: The Company excludes these items because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company presents weighted-average number of basic and fully diluted common shares and units by excluding the dilutive effect of shares issuable upon conversion of convertible debt.

The Company’s presentation of FFO and Adjusted FFO should not be considered as alternatives to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s presentation of EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

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Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2025	2025	2025	2025	2025

Occupancy	63%	78%	80%	69%	72%
ADR	$307	$312	$298	$289	$302
RevPAR	$193	$244	$237	$199	$218

Hotel Revenues	$309.9	$385.0	$374.6	$333.4	$1,402.8
Hotel EBITDA	$64.1	$115.1	$100.1	$68.9	$348.2
Hotel EBITDA Margin	20.7%	29.9%	26.7%	20.7%	24.8%

	First Quarter
	2026

Occupancy	68%
ADR	$315
RevPAR	$216

Hotel Revenues	$340.9
Hotel EBITDA	$81.4
Hotel EBITDA Margin	23.9%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of May 27, 2026, following the sale of Chamberlain West Hollywood Hotel. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes, and other expenses.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

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Pebblebrook Hotel Trust
2026 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

Chamberlain West Hollywood Hotel	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company's estimates and assumptions for 2026 Same-Property RevPAR, RevPAR Growth, Total Revenue Growth, Total Expense Growth, Hotel EBITDA and Hotel EBITDA Growth include all of the hotels the Company owned as of May 27, 2026, except for the following:
  • Chamberlain West Hollywood Hotel is included in Q1 only.

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.

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